Exhibit 10.7

August 30, 2024

Meridian Medical Technologies, LLC

1945 Craig Road
St. Louis, MO 63146 USA

Re:         Letter Amendment to Promotion Agreement

To Whom It May Concern:

Reference is hereby made to that certain Promotion Agreement, dated as of May 31, 2019 (as amended prior to the date hereof, the “Agreement”), by and between SIGA Technologies, LLC. (“SIGA”) and Meridian Medical Technologies, Inc. (“MMT”) (each, a “Party” and, collectively, the “Parties”). Capitalized terms used but not otherwise defined in this letter (this “Letter Amendment”) have their meanings set forth in the Agreement.

1.

The Parties acknowledge that, for the avoidance of doubt, Amendment No. 2 to the Agreement, dated as of March 27, 2024, amended the definition of the term “Territory” to be effective June 1, 2024. However, the Parties desire to expand the scope of countries included in the definition of the term “Territory” as of June 1, 2024 to also include the Association of Southeast Asian Nations and its member countries.

2.	Effective as of June 1, 2024, the definition of “Territory” set forth in Article 1 (Definitions) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Existing Customer Contracts” means (i) the Framework Contract for the Supply of Tpoxx (tecovirimat) and Tecovirimat SIGA by and between MMT and the European Commission; (ii) the Australian Government Deed of Standing Offer by and between MMT and the Commonwealth of Australia; and (iii) the ASEAN/Brunei May 2024 Customer Contract.

“Territory” means (i) the United Kingdom, (ii) European Economic Area and its member countries, (iii) Switzerland, (iv) Japan, (v) Australia, and (vi) the Association of Southeast Asian Nations (ASEAN) and its member countries, which include Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand, and Vietnam, in each case including the territories and possessions of such countries.

3.	In consideration for the amendments to the definitions set forth above, MMT agrees, promptly following the execution of this Amendment No. 2, as follows:

(i)

Make responsible employees of MMT available to meet with SIGA at least monthly or more frequently as needed, by telephone or videoconference, at times mutually agreed to, in order to discuss MMT’s ongoing activities under this Agreement;

(ii)

Facilitate at least one (1) introductory meeting with key customers and introduce SIGA’s VP of International Markets via email to representatives of the government authorities in each of the United Kingdom, Switzerland, Australia and ASEAN/Brunei with whom MMT is or has been discussing potential purchases of TPOXX;

(iii)	Upon SIGA’s reasonable request, remotely share a demonstration of the smallpox simulation tool for potential customers in the Territory and provide SIGA with simulation report; and

(iv)

SIGA shall be the contracting party for all Customer Contracts executed after June 1, 2024, provided, however, that such arrangement shall not effect MMT’s entitlement to a Promotion Fee under such Customer Contracts.

4.

Except as expressly set forth in this Letter Amendment, the Agreement shall remain unchanged and in full force and effect in accordance with its terms; provided, however, that, for clarity, to the extent that any of the terms and conditions of this Letter Amendment are inconsistent with the terms and conditions of the Agreement, the terms of this Letter Amendment will govern.

5.

Each of the provisions contained in this Letter Amendment will be severable, and the unenforceability of one will not affect the enforceability of any others or of the remainder of this Agreement. If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held to be invalid, illegal, or unenforceable in any respect for any reason, the Parties will negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement will not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto will be enforceable to the fullest extent permitted by Law.

6.

There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter of this Letter Amendment other than as are set forth in this Letter Amendment. No subsequent alteration, amendment, change or addition to the Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

7.	This Letter Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

8.

Each Party may execute this Agreement by facsimile transmission or by PDF. In addition, facsimile or PDF signatures of authorized signatories of any Party will be deemed to be original signatures and will be valid and binding, and delivery of a facsimile or PDF signature by any Party will constitute due execution and delivery of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Letter Amendment to be executed by their duly authorized representatives as of the date first written above.

SIGA TECHNOLOGIES, INC.

By:  /s/ Diem Nguyen

Name:  Diem Nguyen

Title:    Chief Executive Officer

MERIDIAN MEDICAL TECHNOLOGIES, LLC

By:  /s/ Brian Reimer

Name:  Brian Reimer

Title:    Lead, Global Health Security